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                        KRAMER, LEVIN, NAFTALIS & FRANKEL

                           9 1 9  T H I R D  A V E N U E

                           NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100

ARTHUR H. AUFSES III     RICHARD MARLIN                       SHERWIN KAMIN
THOMAS D. BALLIETT       THOMAS E. MOLNER                   ARTHUR B. KRAMER
JAY G. BARIS             THOMAS H. MORELAND                 MAURICE N. NESSEN
SAUL E. BURIAN           ELLEN R. NADLER                    FOUNDING PARTNERS
BARRY MICHAEL CASS       GARY P. NAFTALIS                        COUNSEL
THOMAS E. CONSTANCE      MICHAEL J. NASSAU
MICHAEL J. DELL          MICHAEL S. NELSON                        -----
KENNETH H. ECKSTEIN      JAY A. NEVELOFF
CHARLOTTE M. FISCHMAN    MICHAEL S. OBERMAN                   MARTIN BALSAM
DAVID S. FRANKEL         PAUL S. PEARLMAN                   JOSHUA M. BERMAN
MARVIN E. FRANKEL        SUSAN J. PENRY-WILLIAMS             JULES BUCHWALD
ALAN R. FRIEDMAN         BRUCE RABB                         RUDOLPH DE WINTER
CARL FRISCHLING          ALLAN E. REZNICK                    MEYER EISENBERG
MARK J. HEADLEY          SCOTT S. ROSENBLUM                  ARTHUR D. EMIL
ROBERT M. HELLER         MICHELE D. ROSS                     MAXWELL M. RABB
PHILIP S. KAUFMAN        MAX J. SCHWARTZ                     JAMES SCHREIBER
PETER S. KOLEVZON        MARK B. SEGALL                          COUNSEL
KENNETH P. KOPELMAN      JUDITH SINGER
MICHAEL PAUL KOROTKIN    HOWARD A. SOBEL                          -----
KEVIN B. LEBLANG         JEFFREY S. TRACHTMAN
DAVID P. LEVIN           D. GRANT VINGOE                  M. FRANCES BUCHINSKY
EZRA G. LEVIN            HAROLD P. WEINBERGER               DEBORA K. GROBMAN
LARRY M. LOEB            E. LISK WYCKOFF, JR.             CHRISTIAN S. HERZECA
MONICA C. LORD                                              PINCHAS MENDELSON
                                                           LYNN R. SAIDENBERG
                                                           JONATHAN M. WAGNER
                                                             SPECIAL COUNSEL

                                                                  -----

                                                                   FAX
                                    August 30, 1996          (212) 715-8000

                                                                  ------

                                                          WRITER'S DIRECT NUMBER

                                                              (212) 715-9288


MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Dear Sirs:

               We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale by the Company from time to time of up to an aggregate of $1,000,000,000 principal amount of debt securities (the "Debt Securities") and up to on aggregate of 10,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company issuable upon conversion of Convertible Debt Securities (as hereafter defined). The Debt Securities are to be issued under an Indenture, dated as of February 17, 1995, as executed between the Company and Citibank, N.A., as trustee, relating to senior Debt Securities issuable thereunder, an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder that are not convertible into shares of the Common Stock, and an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Debt Securities issuable thereunder (the "Convertible Debt Securities") that are convertible into shares of Common Stock (individually, an "Indenture" and collectively, the "Indentures").
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MCI Communications Corporation
August 30, 1996
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               We have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company and others. Based on the foregoing, it is our opinion that:

               1. When a Debt Security, in the form of one of the forms of Debt Securities included as, or incorporated by reference as, an exhibit to the Registration Statement, has had its pricing terms completed and has been duly executed and authenticated, in each case in accordance with the appropriate Indenture and the resolutions of the Board of Directors of the Company authorizing the same, and when such Debt Security has been delivered against payment therefor, such Debt Security will be legally issued and will constitute a binding obligation of the Company.

               2. The shares of Common Stock issuable upon conversion of any Convertible Debt Securities, when issued in accordance with the terms of the appropriate Indenture and in accordance with the resolutions of the Board of Directors of the Company authorizing the issuance of such Convertible Debt Securities and Common Stock, will be validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and are not members of the bar of any other state. We are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

               In rendering the foregoing opinion, we have not expressed, explicitly or implicitly, any opinion as to proceedings before the Federal Communications Commission or matters arising under the Communications Act of 1934, the Telecommunications Act of 1996 or any similar state or local statute regulating communications.
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MCI Communications Corporation
August 30, 1996
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               We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,
                                            Kramer, Levin, Naftalis & Frankel